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                         SUBSIDIARIES OF THE REGISTRANT
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                                                                                                     State of
                                                                                   Percentage      Incorporation
                                                                                       of               or
                 Parent                                Subsidiary                   Ownership      Organization
     --------------------------        ---------------------------------------    ------------    --------------

     Classic Bancshares, Inc.                      Classic Bank                    100%           Federal
     Classic Bancshares, Inc.         The First National Bank of Paintsville       100%           Federal
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